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                                                                    EXHIBIT 4.1


NO._______________                                              $______________

                 18% SENIOR NON-NEGOTIABLE MERGER NOTE DUE 2000


         THE NOTE EVIDENCED HEREBY (THE "SECURITY") HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF,
         (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") OR AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501 UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT
         (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

         Payment of this Note is subject to Certain Off-Set Rights Set Forth in a Letter Agreement between The Holder and the Issuer dated as of June 13, 2000.

         BELL SPORTS CORP., a Delaware corporation, for value received, hereby promises to pay to _________, or its registered assigns, the principal amount of ____________________, on October 31, 2000.